Exhibit 10.4

                              Form of Amendment to
                             Dominion Resources, Inc.
                             Executive Supplemental
                                Retirement Plan
[Date}



[Name]
[Address]

Dear [Name]:

In recognition of your outstanding service to Dominion Resources and as an inducement for you to continue your excellent performance and remain in the employ of the company the Board of Directors has approved your eligibility for a lifetime benefit under the Dominion Resource Inc. Executive Supplemental Retirement Plan ("ESRP"), if your employment as an officer continues through the date of your _____birthday.

The ESRP benefit will be computed as an equal periodic payment for 120 months according to the ESRP document. However, this periodic payment will be payable for your lifetime (or for 120 payments, if longer), or in a lump sum at retirement.

Please return your signed acknowledgement of this letter.


Dominion Resources, Inc.



By:_______________________                        _________________
          Executive                                    [Date]